EXHIBIT 16.1

DONOHUE ASSOCIATES
27 BEACH ROAD, SUITE C05A
MONMOUTH BEACH, NJ 07750

United States Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington DC  20549

File Number:  0-30520

To Whom It May Concern:

We have read the Item 4.01 of Form 8-K dated as of January 6, 2014, of Global Immune Technologies, Inc., and are in agreement with the statements contain therein concerning our firm.

Very truly yours,

/s/ DONAHUE ASSOCIATES
DONAHUE ASSOCIATES
Monmouth Beach, NJ
January 6, 2014